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                                                                  EXHIBIT 4.2(b)

Sierra Pacific Power Company
6100 Neil Road
P.O. Box 10100
Reno, Nevada  89520-0400

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                         SIERRA PACIFIC POWER COMPANY

                                      TO

                             THE BANK OF NEW YORK
                                    Trustee


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                         FIRST SUPPLEMENTAL INDENTURE


                            Dated as of May 1, 2001


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          Supplementing the General and Refunding Mortgage Indenture
                            Dated as of May 1, 2001

        THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY

          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS


This instrument is being filed pursuant to Nevada Revised Statutes Chapter 105


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      FIRST SUPPLEMENTAL INDENTURE, dated as of May 1, 2001, between SIERRA
PACIFIC POWER COMPANY, a corporation organized and existing under the laws of the State of Nevada (herein called the "Company"), having its principal office at 6100 Neil Road, P.O. Box 10100, Reno, Nevada 89520, and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 101 Barclay Street, New York, New York 10286.

                             RECITALS OF THE COMPANY

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a General and Refunding Mortgage Indenture dated as of May 1, 2001 (the "Indenture") providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the "Securities") and to provide security for the payment of the principal of and premium, if any, and interest; if any, on the Securities; and

      WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01 and 14.01 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, the Initial Series of Securities under the Indenture in an initial aggregate principal amount of $320,000,000 (such first series being hereinafter and in the Indenture referred to as the "Initial Series"); and

      WHEREAS, all things necessary to make the Securities of the Initial Series, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

      NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Indenture and in this First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
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                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

      Section 101. Definitions. Each capitalized term that is used herein and is
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defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

                                   ARTICLE TWO

                       TITLE, FORM AND TERMS OF THE BONDS

      Section 201. Title of the Bonds. This First Supplemental Indenture hereby
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creates a series of Securities designated as the "8% General and Refunding
Mortgage Bonds, Series A, due June 1, 2008" of the Company (collectively referred to herein as the "Bonds"). For purposes of the Indenture, the Bonds shall constitute a single series of Securities and may be issued in an unlimited principal aggregate amount, although the initial issuance of the Bonds shall be in the aggregate principal amount of $320,000,000.

      Section 202. Form and Terms of the Bonds. The form and terms of the Bonds
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will be set forth in an Officer's Certificate delivered by the Company to the
Trustee pursuant to the authority granted by this First Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Indenture.

      Section 203. Treatment of Proceeds of Title Insurance Policy. Any moneys
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received by the Trustee as proceeds of any title insurance policy on Mortgaged
Property of the Company shall be subject to and treated in accordance with the provisions of Section 6.07(b) of the Indenture (other than the last paragraph thereof).


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

      The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby
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ratified and confirmed. This First Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

      This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York (including without limitation
Section 5-1401 of the New York General Obligations Law or any successor to such statute).

      This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.